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                                                                      EXHIBIT 99

                        THE FIRST NATIONAL BANK OF RIVER FALLS
                            A NATIONAL BANKING ASSOCIATION
                                104 EAST LOCUST STREET
                             RIVER FALLS, WISCONSIN 54022

                                        PROXY

             This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby constitutes and appoints Philip G. Betzel and Jeffrey McCardle, and either of them, as proxy or proxies (the "Proxies"), each with the power to appoint his substitute, to represent and to vote, as designated below, all shares of common stock of The First National Bank of River Falls (the "Bank") held of record by the undersigned at the close of business on August 4, 1997 at the Special Meeting of Shareholders of the Bank (the "Special Meeting") to be held August 20, 1997 or any adjournment thereof.

    1.   PROPOSAL TO APPROVE THE FOLLOWING RESOLUTION:

    RESOLVED, that the Agreement and Plan of Merger dated as of May 21, 1997 ("Reorganization Agreement") by and among First National Bancorp of River Falls, Inc., The First National Bank of River Falls, and River Falls Interim National Bank whereby (i) First National Bank of River Falls, as the national bank resulting from the merger under the Reorganization Agreement, will become a wholly-owned subsidiary of First National Bancorp of River Falls, Inc. and (ii) shareholders of The First National Bank of River Falls as it currently exits will become shareholders of First National Bancorp of River Falls, Inc., is hereby authorized and approved.

              / /  FOR       / /  AGAINST        / /  ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting; management is not presently aware of any such matters to be presented for action at the Special Meeting.

    The undersigned hereby ratifies and confirms all actions that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies previously given to vote such shares.

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    This Proxy, when properly executed, shall be voted in the manner indicated
by the undersigned shareholder, but if no direction is made, this Proxy will be voted FOR the Reorganization Agreement.

                             Please sign exactly as name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).

                             Dated:                              , 1997
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                             Signature

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                             Signature if held jointly

                  (PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                       PROMPTLY, USING THE ENCLOSED ENVELOPE.)